SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                    Washington Real Estate Investment Trust
             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                 53-0261100
(State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification No.)

6110 Executive Boulevard, Suite 800, Rockville, Maryland       20852
      (Address of Principal Executive Offices)               (Zip Code)


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
If this form relates to the registration of    If this form relates to the registration of
a class of securities pursuant to Section      a class of securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General Instruction      effective pursuant to General Instruction
A.(c), please check the following box.         A.(d), please check the following box.
[X]                                            [ ]
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SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES:  N/A


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


    TITLE OF EACH CLASS                           NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
Shares of beneficial interests                    New York Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
                                (Title of Class)


                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the Registrant's shares of beneficial interest is hereby incorporated by reference from the sections entitled "Description of Shares - General," "- Common Shares," "-Business Combination Provisions," "-Excess Share Provisions" and "-Taxation" of the Registrant's Prospectus dated January 16, 1998 filed pursuant to Rule 424(b)(3) with respect to the registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 12, 1997 (File No. 333-23157).

ITEM 2. EXHIBITS.

        1. Declaration of Trust dated April 5, 1996. (Incorporated by reference to Exhibit 3 to the registrant's Form 8-B filed with the Securities and Exchange Commission on July 10, 1996.)

        2. Amendment to Declaration of Trust dated September 21, 1998. (Incorporated by reference to Exhibit 3 to the registrant's Form 10-Q filed with the Securities and Exchange Commission on November 13, 1998.)

        3. By-Laws dated April 5, 1996. (Incorporated by reference to Exhibit 4 to the registrant's Form 8-B filed with the Securities and Exchange Commission on July 10, 1996.)


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      Washington Real Estate Investment Trust
                                      _______________________________________
                                      (Registrant)


Date: December 4, 1998                By:      /s/ Larry E. Finger
                                               _________________________________
                                      Name:    Larry E. Finger
                                      Title:   Senior Vice President and
                                               Chief Financial Officer


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